UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 18, 2012
(Date of earliest event reported)

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 17, 2012, Ivanhoe Energy Inc. announced that it has completed the transactions contemplated by the previously announced Share Purchase and Sale Agreement with MIE Holdings Corporation (“MIE”) and sold all of the outstanding shares of its indirect wholly owned subsidiary, Pan-China Resources Ltd (“Pan-China”) to MIE (“Pan-China Transaction”). As consideration for all of the issued and outstanding shares of Pan-China, MIE agreed to pay US$45 million in cash, subject to adjustments for working capital, cost recovery adjustments under the Dagang Production Sharing Contract (“PSC”) based on the results of annual audit procedures by CNPC and inter-corporate cash distributions. All such adjustments were made with effect as of September 30, 2012. MIE held back  US$4 million of the adjusted purchase price as security for post-closing claims in respect of Pan-China employee severance obligations, contingent tax obligations, additional, presently unquantified cost recovery adjustments under the Dagang PSC based on the results of mandatory audit procedures to be completed after closing and errors or omissions in the calculation of the adjusted purchase price. The hold back amount, less any allowable deductions will be released 180 days after closing.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release relating to the closing of the Pan-China Transaction is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro-forma Financial Information

The unaudited pro-forma consolidated financial statements of Ivanhoe Energy Inc. specified in Article 11 of Regulation S-X are attached as Exhibit 99.1.

(d) Exhibits

Exhibit Number	Description

99.1	Ivanhoe Energy Inc. unaudited pro-forma condensed consolidated financial statements
99.2	Press release dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 18, 2012

IVANHOE ENERGY INC.

By:	/s/ Gerald D. Schiefelbein
Name: Gerald D. Schiefelbein
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Ivanhoe Energy Inc. unaudited pro-forma condensed consolidated financial statements
99.2	Press release dated December 17, 2012